CONSENT OF COUNSEL


     The consent of Allen G. Reeves, P.C., of all references made to it in the Prospectus included as a part of this Registration Statement on Form S-1 of Advanced Financial, Inc. and in all Amendments thereto are included in its opinion filed as Exhibit 24.1 to the Registration Statement.


                                      ALLEN G. REEVES, P.C.


                                       By: /s/ Allen G. Reeves
                                           ------------------------------------
                                           Allen G. Reeves

Denver, Colorado
August 20, 1996